UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report: April 1, 2016
 (Date of earliest event reported)
Crystal Rock Holdings, Inc.
 (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-31797 (Commission File Number)	03-0366218 (IRS Employer Identification Number)

1050 Buckingham St., Watertown, CT (Address of principal executive offices)		06795 (Zip Code)

860-945-0661
 (Registrant's telephone number, including area code)

Not Applicable
 (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

(a)           On April 1, 2016, Crystal Rock Holdings, Inc. held its annual meeting of stockholders.  Of the 21,358,411 shares of voting stock outstanding at the close of business on February 3, 2016, the record date, the holders of 20,243,735 shares were present or represented at the meeting.  Of that number, broker non-votes accounted for 6,123,018 shares, which were not voted for Proposals 1 and 2.

(b)           Proposal 1 was the election of directors.  All seven incumbent directors were reelected.  The votes cast are summarized as follows:

Director	Number of Shares Voted For	Number of Shares for Which Authority was Withheld

John B. Baker	11,664,937	2,455,780
Peter K. Baker	11,664,937	2,455,780
Martin A. Dytrych	11,735,317	2,385,400
John M. LaPides	11,735,317	2,385,400
Ross S. Rapaport	11,547,142	2,573,575
Lori J. Schafer	13,958,828	161,889
Bruce MacDonald	11,664,937	2,455,780

Proposal 2 was consideration of an advisory resolution to approve the compensation paid to the Company’s named executive officers.  The resolution passed with 11,700,723 votes “For,” 2,405,939 votes “Against,” and 14,055 votes to abstain.

Proposal 3 was ratification of the appointment of Wolf & Company P.C. as the Company’s independent auditor for fiscal 2016.  The ratification was approved by a vote of 19,826,220 votes “For,” 404,283 votes “Against,” and 13,232 votes to abstain.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
      None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 6, 2016	CRYSTAL ROCK HOLDINGS, INC. By: /s/ David Jurasek David Jurasek Chief Financial Officer